Exhibit 10.8

SEVENTH AMENDMENT TO LEASE AGREEMENT

This SEVENTH AMENDMENT TO LEASE AGREEMENT (“this Seventh Amendment”) is dated as of July __, 2026 (“Seventh Amendment Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and NEXTCURE, INC., a Delaware corporation, having an address at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of January 30, 2019 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 2, 2019 (“First Amendment”), that certain Second Amendment to Lease Agreement dated as of February 19, 2020 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated as of February 4, 2022 (“Third Amendment”), that certain Fourth Amendment to Lease Agreement dated as of June 10, 2022 (“Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated as of November 28, 2022 (“Fifth Amendment”), and that certain Sixth Amendment to Lease Agreement dated April 19, 2023 (“Sixth Amendment”; together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, the “Lease”), wherein Landlord leased to Tenant approximately 63,576 rentable square feet (“Existing Premises”) located at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705, as more particularly described in the Lease.

B.Tenant desires to terminate the Lease with respect only to (i) approximately 4,377 rentable square feet known as Suite 180 in the building located at 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“Suite 180 Premises”), and (ii) approximately 35,055 rentable square feet known as Suites 200 and 201 in the building located at 9000 Virginia Manor Road, Beltsville, Maryland  20705 (“Suites 200 and 201 Premises”; together with the Suite 180 Premises, the “Relinquished Premises”).

C.Landlord is willing to agree to the early termination of the Lease with respect only to the Relinquished Premises as set forth in this Seventh Amendment.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Seventh Amendment but not otherwise defined shall have the meanings set forth in the Lease (as amended).  The Recitals form an integral part of this Seventh Amendment and are hereby incorporated by reference.

2.Termination Date.  Landlord and Tenant hereby agree to terminate the Lease with respect only to the Relinquished Premises, subject to Tenant’s satisfaction or Landlord’s waiver of the terms and conditions set forth herein (including, but not limited to, the Contingency (as defined below)).  Subject to the satisfaction of the Contingency, the termination of the Lease with respect only to the Relinquished Premises shall be effective as of 11:59 p.m. Eastern Time on July 31, 2026 (“Termination Date”).  By no later than the Termination Date, Tenant shall satisfy its surrender obligations as provided in Section

3 below.  If Tenant fails to satisfy its surrender obligations by the Termination Date, the Lease shall continue in full force and effect in accordance with its terms.

3.Termination and Surrender.  Tenant represents, warrants, and covenants that it will vacate the Relinquished Premises on or before the Termination Date.  Tenant voluntarily surrenders all rights of possession of the Relinquished Premises as of the Termination Date.  After the Termination Date, Tenant shall have no rights of any kind with respect to the Relinquished Premises.  Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to (a) decommissioning of the Relinquished Premises as a licensed laboratory; (b) the surrender or revocation of all licenses of Tenant relating to the Relinquished Premises; and (c) all other matters related to restoring the Relinquished Premises to the condition thereof as of the Termination Date (as opposed to the Commencement Date), as provided in the Lease.  Tenant shall, at its sole cost and expense, surrender and return the Relinquished Premises to Landlord by no later than the Termination Date in accordance with the terms and conditions of the Lease (including, but not limited to, as applicable, the completion of the decommissioning and restoration obligations set forth in the Lease, as modified by this paragraph), broom clean, ordinary wear and tear excepted.
4.Contingency.  Notwithstanding any other provision of this Seventh Amendment to the contrary, this Seventh Amendment to terminate the Lease as of the Termination Date with respect only to the Relinquished Premises is contingent on Landlord entering into a lease agreement (collectively, a “Replacement Lease”) with a third-party tenant (“Replacement Tenant”) to lease the Relinquished Premises on terms and conditions acceptable to Landlord in its sole and absolute discretion and Landlord providing written notice to Tenant of the Replacement Lease (“Contingency”).  Landlord will notify Tenant promptly of the execution and delivery of the Replacement Lease.  Tenant acknowledges that Landlord makes no promise, guaranty, or assurance that it will be able to enter into the Replacement Lease before the currently scheduled expiration date of March 31, 2030 and, if Landlord is unable to do so, this Seventh Amendment shall be deemed null and void and of no legal effect.  In such case, Landlord will refund the Termination Fee to Tenant and the Lease will continue to be in full force and effect and binding on both Landlord and Tenant for all purposes with respect to the Relinquished Premises until the currently scheduled expiration date of March 31, 2030.
5.Termination Fee.  By no later than the Termination Date, Tenant shall pay to Landlord as additional rent a termination fee (“Termination Fee”) in the amount equal to $760,000.  Tenant shall pay the Termination Fee to Landlord by means of ACH transfer to an account designated in writing by Landlord.  If Tenant fails to pay the Termination Fee when due, Landlord shall have the right to pursue all rights and remedies available to Landlord for a breach of this Seventh Amendment, at law or in equity.  Tenant acknowledges that the Termination Fee is not a penalty.
6.Changes to Defined Terms.  Effective as of the Termination Date, the following amendments are hereby made to the definitions contained on page 1 of the Lease in the Basic Lease Provisions.
a.	The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:  That portion of the Project, containing approximately 24,144 rentable square feet, which consists of the following areas located in the building located at 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“8000 VMR Building”):  (a) approximately 14,075 rentable square feet and known as Suite 140 (“Existing Premises”), and (b) approximately 10,069 rentable square feet and known as Suite 110 (“Expansion Premises #1”).  The Premises are shown as the areas labeled “NextCure” on Exhibit A attached hereto.  EwingCole, Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings:  Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017).  Tenant acknowledges receipt of such measurement and confirms that such measurement shall be conclusive as to the area of the Premises.”

b.	The defined term “Rentable Area of the Premises” shall mean approximately 24,144 rentable square feet.

c.	The defined term “Tenant’s Share of Operating Expenses” shall mean 61.65%.

d.

The following phrases are hereby deleted in their entirety:  (i) Rentable Area of Premises (before 9000 VMR Effective Date), (ii) Rentable Area of Premises (from and after 2022 Expansion Premises Commencement Date but before 9000 VMR Effective Date), (iii) Rentable Area of Premises (from and after 9000 VMR Effective Date), (iv) Tenant’s Share of Operating Expenses (before 2022 Expansion Premises Commencement Date), (v) Tenant’s Share of Operating Expenses (from and after 2022 Expansion Premises Commencement Date but before 9000 VMR Effective Date, and (vi) Tenant’s Share of Operating Expenses (from and after 9000 VMR Effective Date).

7.	Summary of Premises/Suite Numbers. Effective as of the Termination Date, the table set forth in Section 3 of the Third Amendment is hereby deleted in its entirety and replaced with the following replacement table:

Suite Number	Rentable Square Feet	Defined Term	Reference
140	14,075	Existing Premises	8000 VMR Premises
110	10,069	Expansion Premises #1
TOTAL	24,144

8.Replacement of Exhibit A.  Effective as of the Termination Date, Exhibit A and its supplements (e.g., Exhibits A-1, A-2 and A-3) are hereby deleted and replaced with Exhibit A attached hereto.
9.Deletion of Extension Right.  Section 40 of the Original Lease, as amended by Section 7 of the Third Amendment, grants Tenant the Extension Right.  Such provisions are hereby deleted in their entirety and replaced with the phrase “Reserved.”
10.No Further Obligations.  Each party is hereby excused as of the Termination Date from any further obligations under the Lease with respect only to the Relinquished Premises, excepting only such obligations under the Lease that are, by their terms, intended to survive termination of the Lease with respect only to the Relinquished Premises, and as otherwise provided herein.  Nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection any Hazardous Materials used, stored, handled, treated, generated in, or released or disposed of from the Relinquished Premises or for violations of any governmental requirements or any requirements of applicable Legal Requirements.  Nothing herein shall excuse Tenant from its obligations under the Lease with respect only to the Relinquished Premises before the Termination Date.
11.Removal of Personal Property from Relinquished Premises.  Tenant agrees that (a) as of the Termination Date the Relinquished Premises shall be surrendered free of the personal property, goods, and effects of Tenant, and (b) any personal property, goods, and effects of Tenant remaining in the Relinquished Premises as of the Termination

Date shall be deemed to be abandoned by Tenant, and may be disposed of by Landlord, in Landlord’s sole discretion and at Tenant’s sole cost and expense as additional rent, without obligation or liability to Tenant.  Notwithstanding the foregoing, Landlord acknowledges that Tenant and a prospective Replacement Tenant are negotiating the sale of certain equipment, furnishings, and other personal property located in the Premises that are intended to be sold and transferred to Replacement Tenant (“Sold Personal Property”) and that, with Landlord’s reasonable consent, on the Termination Date the Sold Personal Property is intended to and may remain in the Relinquished Premises to effect transfer of possession to the Replacement Tenant; provided, however, that (i) Tenant shall remove the Sold Personal Property from the Premises by the Termination Date if the sale thereof to the Replacement Tenant is not consummated for any reason or no reason, and (ii) Tenant shall provide Landlord by the Termination Date with a true and correct copy of the bill of sale or similar instrument evidencing the transfer of ownership of the Sold Personal Property from Tenant to Replacement Tenant.  Notwithstanding anything herein to the contrary, Landlord acknowledges that Tenant shall have any and all rights as set forth in the Lease to use and enjoy the Relinquished Premises through the Termination Date.
12.Release of Liability.  As of the Termination Date, Tenant releases and exculpates Landlord from any liability arising from the Lease with respect only to the Relinquished Premises and from the termination of the Lease with respect only to the Relinquished Premises.  Tenant acknowledges that this release is an essential and material term of this Seventh Amendment, without which Landlord would not become a party to this Seventh Amendment.
13.No Assignment or Subletting.  Tenant represents and warrants that it has not assigned, mortgaged, pledged, encumbered, or otherwise transferred any right, title, and interest in the Lease and that Tenant holds the right, title, and interest in the Relinquished Premises set forth in the Lease as of the Seventh Amendment Effective Date.
14.	Miscellaneous.

a.Entire Agreement.  The Lease, as amended by this Seventh Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this Seventh Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect.  This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Seventh Amendment and that no Broker brought about this Seventh Amendment, other than CBRE representing Tenant.  Tenant shall be solely responsible for paying any compensation due to CBRE arising out of this Seventh Amendment.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than CBRE) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment.

d.Counterparts.  This Seventh Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, including DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Seventh Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts.  Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment.  In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail.  Regardless of whether specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment under seal as of the day and year first above written.

TENANT:

nextcure, inc.,

a Delaware corporation

By: /s/Michael Richman(SEAL)

Its: ___CEO_____________________________

□ I hereby certify that the signature, name, and title
above are my signature, name, and title.

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,

a Delaware limited liability company

By:ARE-Life Science JV, LLC,

a Delaware limited liability company,

managing member

By: /s/ Gregory Kay (SEAL)

Name: Gregory Kay__________

Title: SVP Real Estate Legal Affairs

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

THERANOSTIX
SUITE 170
4,925 SF
EXPIRATION DATE
3-31-27
NEXTCURE
SUITE 180
4,377 SF
EXPIRATION DATE
3-31-30
NEXTCURE
SUITE 140
14,375 SF
EXPIRATION DATE
3-31-30
NEXTCURE
SUITE 110
10,069 SF
EXPIRATION DATE
3-31-30
NEXTCURE
SUITE 130
5,720 SF
EXPIRATION DATE
3-31-30
0 16' 32' 64'
SCALE: 1/32" = 1'-0"

FIRST FLOOR PLAN

APRIL 25, 2025

Alexandria Real Estate Equities, Inc
EwingCole Architects Planners Engineers

8000 VIRGINIA MANOR ROAD
Beltsville, Maryland